UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 2, 2006

GMH COMMUNITIES TRUST
(Exact name of registrant as specified in its charter)

Maryland	001-32290	201181390
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

10 Campus Boulevard
Newtown Square, Pennsylvania 19073
(Address of principal executive offices, including zip code)

(610) 355-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 2, 2006, GMH Communities LP, a Delaware limited partnership (the “Borrower” or the “Operating Partnership”), entered into a $250,000,000 secured revolving credit facility (the “Credit Facility”) with Wachovia Bank, National Association (the “Lender”).  The Borrower is the operating partnership of GMH Communities Trust (the “Registrant”).  Additional information pertaining to the Credit Facility is contained in Item 2.03 of this report and is incorporated in this Item 1.01 by reference.

Item 1.02                                             Termination of a Material Definitive Agreement.

On October 2, 2006, the Borrower used $128 million of the availability under the Credit Facility to repay all of the outstanding indebtedness under the Borrower’s former credit facility with a group of syndicate lenders led by Bank of America, N.A. (the “Former Credit Agreement”).  The Former Credit Agreement was terminated on such date.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement                             of a Registrant.

On October 2, 2006, the Borrower entered into the Credit Facility.  Simultaneously with the execution of the Loan Agreement covering the Credit Facility, the Registrant, and several direct and indirect subsidiaries of the Operating Partnership, executed guaranty agreements guaranteeing the obligations of the Operating Partnership under the Credit Facility. As collateral security for the Borrower’s obligations under the Credit Facility, the Registrant, the Borrower and several of its direct and indirect subsidiaries that own and operate the Registrant’s student housing operations, including third-party management contracts, and the Registrant’s military housing privatization projects, entered into a Security Agreement, dated October 2, 2006, in favor of the Lender (the “Security Agreement”). Pursuant to the Security Agreement, the parties thereto granted a security interest in the general property owned by each respective party.  As additional collateral security for the Borrower’s obligations under the Credit Facility, the Borrower and several of its direct and indirect subsidiaries that own the student housing properties that were previously unencumbered under the Former Credit Agreement, and the student housing properties that the Registrant will acquire pursuant to its previously-announced Capstone portfolio acquisition, also entered into a Pledge Agreement, dated October 2, 2006, in favor of the Lender (the “Pledge Agreement”). Pursuant to the Pledge Agreement, the parties thereto have granted a security interest in the equity interests in the entities that own, directly or indirectly, the aforementioned student housing properties, the Registrant’s third-party management business and the contracts pursuant to which the Registrant receives management, development and renovation fees with respect to operation of its military housing privatization projects.

The Credit Facility has an initial term of six months (the “Initial Maturity Date”), and provides for either of two additional extension options: (i) an additional three month extension of the Initial Maturity Date (“Option One Maturity Date”) in the event that the Registrant has entered into a definitive agreement relating to a merger or the sale of substantially all of the Registrant’s assets, which merger/sale agreement has been approved by the Registrant’s Board of Trustees has been announced publicly and is not subject to financial contingencies; and (ii) an additional six month extension option (provided notice is given no later than fifteen days prior to the later of the Initial Maturity Date or the Option One Maturity Date), subject to payment of a fee in an amount equal to 2.00% of the outstanding principal balance of the loan as of the Initial Maturity Date or the Option One Maturity Date, as the case may be (the “Option Two Maturity Extension”). In no event, however, will the maturity date of the Credit Facility extend beyond October 2, 2007.

The Operating Partnership intends to use the remaining funds available under the Credit Facility to fund the equity portion of the purchase price relating to the acquisition of the Registrant’s previously-announced Capstone portfolio, as well as for general working capital purposes as approved by the Lender.

Indebtedness under the Credit Facility bears interest at an annual rate of LIBOR plus 2.00% during the first six months of the loan, as well as through the Option One Maturity Date, if applicable. In the event that the Credit Facility is extended pursuant to the Option Two Maturity Extension, then the applicable interest rate increases to LIBOR plus 4.00%. Under the terms of the Credit Facility, the Borrower may request the applicable interest rate period, including 30, 60 or 90-day LIBOR; provided that Borrower may not elect more than five distinct interest periods, in the aggregate, under the loan at any one time. The principal balance of loans shall be due and payable in full on the Initial Maturity Date, or the maturity date under an applicable extension. Upon closing of the Credit Facility, the Borrower paid an up-front fee to the lender in an amount of $2.5 million.

The Credit Facility contains customary affirmative and negative covenants and also contains financial covenants which, among other things, require the Registrant to maintain a consolidated net tangible worth of at least $455.0 million, and a fixed charge coverage ratio of not less than 1.25 to 1.00.  In addition, the Borrower must maintain a quarterly minimum aggregate Adjusted Management EBITDA (as defined in the Credit Facility) of $5.0 million. The Borrower and its subsidiaries are also prohibited during the term of the Credit Facility from creating, incurring, assuming or suffering to exist any additional indebtedness, subject to exceptions described in the Credit Facility.

The Credit Facility includes usual and customary events of default for loans of this nature and provides that, upon the occurrence of an event of default, payment of all amounts payable under the Credit Facility may be accelerated and/or the Lender’s commitment may be terminated.  In addition, upon the occurrence of certain insolvency or bankruptcy related events of default, all amounts payable under the Credit Facility shall automatically become immediately due and payable, and the Lender’s commitment shall automatically terminate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2006

GMH COMMUNITIES TRUST

	By:	/s/ J. Patrick O’Grady
	Name:	J. Patrick O’Grady
	Title:	Executive Vice President and Chief Financial Officer